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                                                                      EXHIBIT 21

                Subsidiaries of First United Bancshares, Inc.





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                                                                      EXHIBIT 21




                        FIRST UNITED BANCSHARES, INC.
                                 Subsidiaries


Name                                            Jurisdiction of Incorporation
----                                            -----------------------------

The First National Bank                                 United States
of El dorado, El Dorado
Arkansas

First United Trust Company, N.A.                        United States
El Dorado, Arkansas

City National Bank                                      United States
or Fort Smith, Fort Smith
Arkansas

First National Bank                                     United States
of Magnolia, Magnolia
Arkansas

Merchants and Planters Bank                             United States
N.A., Camden, Arkansas

Commercial Bank at Alma                                 Arkansas
Alma, Arkansas

The Bank of North Arkansas                              Arkansas
Melbourne, Arkansas

First United Bank                                       Arkansas
Stuttgart, Arkansas

FirstBank                                               Texas
Texarkana, Texas